Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement (No. 333-273716) on Form S-3 and related Prospectus of Sonida Senior Living, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements of Sonida Senior Living, Inc. appearing in the Annual Report on Form 10-K of Sonida Senior Living, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Dallas, Texas

October 18, 2023